Exhibit 1.1

REXNORD CORPORATION

(a Delaware corporation)

7,000,000 Depositary Shares

Each representing a 1/20th Interest in a

Share of 5.75% Mandatory Convertible Preferred Stock, par value $0.01 per share

(initial liquidation preference of $1,000 per share)

UNDERWRITING AGREEMENT

Dated: December 1, 2016

REXNORD CORPORATION

(a Delaware corporation)

7,000,000 Depositary Shares

Each representing a 1/20th Interest in a

Share of 5.75% Mandatory Convertible Preferred Stock, par value $0.01 per share

(initial liquidation preference of $1,000 per share)

UNDERWRITING AGREEMENT

December 1, 2016

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

As representatives of the several Underwriters

named in Schedule A hereto

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Rexnord Corporation, a Delaware corporation (the “Company”) confirms its agreement with Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of depositary shares, each representing a 1/20th interest in a share of the Company’s 5.75% Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company set forth in Schedule A hereto (the “Initial Securities”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or part of 1,050,000 additional depositary shares, each representing a 1/20th interest in a share of its Preferred Stock, of the Company, to the extent the Underwriters sell more than the Initial Securities (the “Option Securities”), as set forth in Schedule A hereto. The Initial Securities to be purchased by the Underwriters and all or any part of the Option Securities subject to the option described in Section 2(b) hereof are herein called, collectively, the “Securities.” The Preferred Stock will be convertible into a variable number of shares (the “Conversion Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”).

The Securities will be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of December 7, 2016, among the Company, American Stock and Transfer Company, LLC, as depositary (the “Depositary”), and holders from time to time of the Securities. Each Security will initially represent the right to receive a 1/20th interest in a share of the Preferred Stock pursuant to the Deposit Agreement.

The terms of the Preferred Stock will be set forth in a certificate of designation (the “Certificate of Designation” ) to be filed by the Company with the Secretary of State of the State of Delaware as an amendment to the Company’s Amended and Restated Certificate of Incorporation.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-193610) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective upon filing under Rule 462(e) under the 1933 Act Regulations. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 5:00 P.M., New York City time, on December 1, 2016 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated by reference therein) that is distributed to investors prior to the Applicable Time and the information included on Schedule B hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) or (iv) the Final Term Sheet (as defined herein).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the second and third sentences of the fourth paragraph under the heading “Underwriting” and the information in the ninth and tenth paragraphs under the heading “Underwriting” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein, except to the extent provided therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company and its subsidiaries as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(vi) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; provided, however, that those financial statements that are unaudited do not contain all footnotes that may be required under GAAP for annual financial statements. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”) and (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii) Good Standing of the Company. The Company has been duly incorporated and is existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Deposit Agreement and the Certificate of Designation (the “Transaction Documents”). The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ix) Good Standing of Subsidiaries. Each subsidiary of the Company, other than those set forth on Schedule D (each subsidiary other than those set forth on Schedule D, a “Subsidiary” and, collectively, the “Subsidiaries”), has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock or partnership or membership interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company (except in the case of any foreign subsidiaries, for director’s qualifying shares), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus and other than with respect to security interests, pledges, liens, encumbrances and defects in place as of the date hereof in connection with debt outstanding as disclosed in the General Disclosure Package. The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K (the “Form 10-K”) and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(x) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, since the date of the Company’s most recent balance sheet and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General

Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xii) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms.

(xiii) Authorization of Certificate of Designation. The Certificate of Designation has been duly authorized by the Company. The Certificate of Designation sets forth the rights, preferences and priorities of the Preferred Stock, and the holders of the Preferred Stock will have the rights set forth in the Certificate of Designation upon filing with the Secretary of State for the State of Delaware.

(xiv) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement. Upon the due execution and delivery by the Depositary of the Securities, upon the issuance and deposit of the Preferred Stock in respect thereof in accordance with the provisions of the Deposit Agreement and when the Securities are issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, such Securities will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. No holder of Securities will be subject to personal liability solely by reason of being such a holder. The persons in whose names the Securities are registered will be entitled to the rights specified therein and in the Deposit Agreement. Upon payment of the purchase price for the Securities and deposit of the Preferred Stock against issuance of the Securities in accordance with this Agreement and the Deposit Agreement, the Underwriters will receive good, valid and marketable title to the Securities, free and clear of any liens.

(xv) Authorization of the Preferred Stock. The Preferred Stock, when issued by the Company, may be freely deposited by the Company with the Depositary against issuance of the Securities; the Preferred Stock has been duly authorized by the Company for issuance and deposit, and, when issued and deposited against issuance of the Securities, and upon the filing and effectiveness of the Certificate of Designation, will be validly issued, fully paid and non-assessable and will conform in all material respects to all statements relating thereto in the Registration Statement, the General Disclosure Package and the Prospectus; no holder of the Preferred Stock will be subject to personal liability solely by reason of being such a holder; and the issuance of the Preferred Stock is not subject to any preemptive or similar rights.

(xvi) Authorization of the Conversion Shares. Upon issuance and deposit of the Preferred Stock against issuance of the Securities in accordance with this Agreement, the Deposit Agreement as described in the General Disclosure Package and the Prospectus and the filing and effectiveness of the Certificate of Designation, the Preferred Stock will be convertible into the Conversion Shares in accordance with the terms of the Preferred Stock and the Certificate of

Designation; a number of Conversion Shares (the “Maximum Number of Conversion Shares”) equal to the sum of the maximum number of shares of Common Stock deliverable by the Company upon conversion of the Preferred Stock (including the maximum number of shares of Common Stock deliverable by the Company upon conversion in connection with a fundamental change (as defined in the General Disclosure Package) (including the maximum number of shares of Common Stock deliverable by the Company in respect of any fundamental change dividend make-whole amount and any accumulated dividend amount (in each case, as defined in the General Disclosure Package))) and the maximum number of shares of Common Stock deliverable by the Company in respect of any early conversion additional conversion amount and any additional conversion amount (each as defined in the General Disclosure Package) (assuming the Company elects to issue and deliver the maximum number of shares of Common Stock in connection with any such early conversion additional conversion amount and any such additional conversion amount), in each case, in accordance with the terms of the Preferred Stock and the Certificate of Amendment, has been duly authorized and reserved for issuance by all necessary corporate action and such Conversion Shares, when issued upon such conversion or delivery (as the case may be) in accordance with the terms of the Preferred Stock and the Certificate of Designation will be validly issued, fully paid and non-assessable, will conform to all statements relating thereto in the Registration Statement, the General Disclosure Package and the Prospectus and will not be subject to the preemptive or other similar rights of any securityholder of the Company.

(xvii) Description of the Transaction Documents. The statements in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as they summarize provisions of the Transaction Documents, fairly summarize the applicable provisions of the Transaction Documents.

(xviii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xix) Absence of Violations, Defaults and Conflicts. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is (A) in violation of its charter, by-laws or similar organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, loan or credit agreement, or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents, the issuance and deposit of the Preferred Stock with the Depositary against issuance of the Securities and the issuance of a number of Conversion Shares equal to the Maximum Number of Conversion Shares issuable by the Company in accordance with the terms of the Preferred Stock and the Certificate of Designation, and the compliance by the Company with all of the provisions of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder, have been duly authorized by all necessary corporate action and (i) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of or violation of any of the terms and provisions or default or Repayment Event (as defined below) under or pursuant to, the Agreements and Instruments (except for such conflicts, breaches, violations, defaults or Repayment Events that would not, individually or in the aggregate, result in a Material Adverse Effect), (ii) nor will such action result in any violation of the provisions of (a) the charter, by-laws or similar organizational document of the Company or any of its Subsidiaries, or (b) any statute or any rule, regulation or order of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each a “Governmental Entity”), except in the case of (ii)(b) where such violation would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(xx) Absence of Labor Dispute. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, that would reasonably be expected to have a Material Adverse Effect.

(xxi) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit or proceeding before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries that, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(xxii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxiii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the execution, delivery and performance by the Company of its obligations under the Transaction Documents, in connection with the offering, issuance or sale of the Securities hereunder, the issuance and deposit of the Preferred Stock with the Depositary against issuance of the Securities and the issuance of a number of Conversion Shares equal to the Maximum Number of Conversion Shares issuable by the Company in accordance with the terms of the Certificate of Designation and the consummation of the transactions contemplated by the Transaction Documents, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA, in each case, in connection with the transactions contemplated hereby, (B) such as will have been obtained on or prior to the Closing Time and (C) such filings with, or authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees as would not materially adversely affect the Underwriters or as would not have a Material Adverse Effect.

(xxiv) Possession of Licenses and Permits. The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not individually or in the aggregate, have a Material Adverse Effect, and have not received any written notice of proceedings which are outstanding or unresolved relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxv) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by them and good title to all other tangible property owned by them, in each case, free from liens, encumbrances and defects except (A) such as are described in the Registration Statement, the General Disclosure Package and the Prospectus (B) for security interests securing Agreements and Instruments that are described in the Registration Statement, the General Disclosure Package and the Prospectus or (C) such as do not, individually or in the aggregate, have a Material Adverse Effect; and, all of the leases and subleases which are in the aggregate material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds tangible property described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, except as would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any written notice of any claim that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, which claim would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxvi) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except for the lack of which individually or in the aggregate would not have a Material Adverse Effect and neither the Company nor any of its Subsidiaries has received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect.

(xxvii) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Effect, to the best knowledge of the Company, neither the Company nor any of its subsidiaries (A) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to protection of or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (B) owns or operates any real property contaminated with any hazardous or toxic substances, or is liable for any off-site disposal or contamination pursuant to any Environmental Laws or (C) is subject to any claim relating to any Environmental Laws, and the Company is not aware of any pending investigation which might lead to such a claim, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect.

(xxviii) Accounting Controls and Disclosure Controls. The Company, together with its subsidiaries, maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company, together with its consolidated subsidiaries, maintain an effective system of disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxix) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s officers or directors, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the applicable provisions thereof (the “Sarbanes-Oxley Act”).

(xxx) Payment of Taxes. Except as would not, individually or in the aggregate, have a Material Adverse Effect: (1) all tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except, in each case, with respect to matters contested in good faith and for which adequate reserves have been provided, and (2) the charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate under GAAP.

(xxxi) Insurance. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its Subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect, except where the failure to be so insured would not, individually or in the aggregate have a Material Adverse Effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire except where any nonrenewal would not individually or in the aggregate result in a Material Adverse Effect or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied except where any denial would not individually or in the aggregate have a Material Adverse Effect.

(xxxii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxiii) Absence of Manipulation. The Company has not taken, nor will the Company take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxxiv) Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including without limitation, those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act of 1970, otherwise known as the Currency and Foreign Transactions Reporting Act, as amended, the money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of the Subsidiaries, and any international anti-money laundering guidelines, principles or procedures issued by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, and any Executive Order, directive, or regulation pursuant to the authority or to the enforcement of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxv) OFAC. Neither the Company nor any of the Subsidiaries, nor any director, officer, agent, Affiliate, or employee of the Company or any of the Subsidiaries, nor to the knowledge of the Company or its Subsidiaries, or any other person associated with or acting on behalf of the Company or any of the Subsidiaries, or benefiting in any capacity in connection with this Agreement, is currently the subject or the target of any sanctions administered or imposed by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any similar sanctions imposed by any governmental body to which the Company or any of its Subsidiaries is subject (collectively, “Sanctions”)), nor is owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”) (including, without limitation, Burma (Myanmar), Crimea, Cuba, Iran, North Korea, Sudan and Syria); nor is designated as a ‘specially designated national’ or a

‘blocked person’ by the U.S. Government. Neither the Company nor its Subsidiaries have engaged in during the past five years, are not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitating, is the subject or target of Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that will result in a Sanctions violation by any person (including any person participating in the transaction, whether as an initial purchaser, underwriter, advisor, investor or otherwise).

(xxxvi) FCPA. Neither the Company nor any of the Subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries: (i) has used any funds for any unlawful contribution, gift, property, entertainment or other unlawful expense related to political activity; (ii) has made, taken or will take any action to further or facilitate any offer, payment, gift, promise to pay, or any offer, gift or promise of anything else of value, directly or indirectly, to any person knowing that all or a portion of the payment will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business for the Company or its Subsidiaries, or to secure an improper advantage for the Company or its Subsidiaries; (iii) has made, offered, taken, or will make, offer or take any act in furtherance of any bribe, unlawful rebate, payoff, influence payment, property, gift, kickback or other unlawful payment; or (iv) is aware of, has taken, or will take any action, directly or indirectly, that would result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations there under. The Company, the Subsidiaries and their Affiliates have each conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and/or regulations and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein. The Company, the Subsidiaries and their Affiliates will not, directly or indirectly, use the proceeds of the offering and sale of the Shares or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financial or facilitating any activity that would violate the laws and regulations as referred to in section (iv) above.

(xxxvii) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter.

(xxxviii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxix) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(c) Issuer Free Writing Prospectuses. Each Underwriter represents and agrees that unless it obtains the prior written consent of the Company and the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Company and the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per depositary share set forth in Schedule A, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional depositary shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,050,000 depositary shares to the extent the Underwriters sell more than the Initial Securities at the price per depositary share set forth in Schedule A, less an amount per depositary share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part from time to time upon written notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional depositary shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Company at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment for the Securities shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of the Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and, until the completion of the distribution of the Securities as contemplated in this Agreement, will notify the Representatives promptly after receiving notice thereof, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information related thereto, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use reasonable best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act

Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus; and upon the Company’s request, the Representatives will inform the Company whether such distribution has been completed. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Representatives such number of copies of such amendment or supplement as the Representatives may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, any requested signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and, if requested, signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Listing. The Company will use its reasonable best efforts to effect and maintain the listing of a number of Conversion Shares equal to the Maximum Number of Conversion Shares and any shares of Common Stock issued and paid as a dividend on the Preferred Stock on the New York Stock Exchange. If the Underwriters advise the Company prior to issuance of the Securities that the minimum distribution requirement established by the New York Stock Exchange for listing the Securities has been satisfied and the Underwriters request that the Company apply for listing the Securities on the New York Stock Exchange, the Company will effect and maintain the listing of the Securities on the New York Stock Exchange.

(h) Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of the Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Securities, Preferred Stock or shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities, Preferred Stock or Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Securities, Preferred Stock or Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of the Preferred Stock or a convertible or exchangeable security outstanding on the date hereof and referred to generally in the Registration Statement, the General Disclosure Package and the Prospectus, including shares of Common Stock registered on any registration statement on Form S-8 under the 1933 Act with respect to the foregoing, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company existing on or approved on or prior to the Closing Time and referred to generally in the Registration Statement, the General Disclosure Package and the Prospectus, including shares of Common Stock registered on any registration statement on Form S-8 under the 1933 Act with respect to the foregoing, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan existing on or approved on or prior to the Closing Time and referred to generally in the Registration Statement, the General Disclosure Package and the Prospectus, including shares of Common Stock registered on any registration statement on Form S-8 under the 1933 Act with respect to the foregoing, or (E) any shares of Common Stock issued by the Company to owners of businesses which the Company has acquired or may acquire in the future, whether by merger, acquisition of assets or capital stock or otherwise, as consideration for the acquisition of such businesses or to management employees of such businesses in connection with such acquisitions; provided that no more than an aggregate of 5% of the number of shares of Common Stock outstanding as of the Closing Time are issued as consideration in connection with all such acquisitions; provided further, that the Representatives receive a signed lock up agreement in substantially the form of Exhibit B hereto for the balance of the 60-day restricted period from the recipients that are affiliates or management employees of the Company receiving Common Stock in connection with such acquisitions, including such shares registered on Form S-4 under the 1933 Act.

(i) Final Term Sheet. The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance reasonably satisfactory to the Representatives, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 within the time required by such rule.

(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l) Deposit of the Preferred Stock. The Company will, prior to the Closing Time or the relevant Date of Delivery, as the case may be, deposit the Preferred Stock with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that the Securities will be issued by the Depositary against receipt of such Preferred Stock and delivered to the Underwriters against payment therefor at the Closing Time or the relevant Date of Delivery, as the case may be.

(m) Reservation of the Conversion Shares. The Company will reserve and keep available at all times, free of preemptive or similar rights, a number of Conversion Shares equal to the Maximum Number of Conversion Shares.

(n) Conversion Rate of the Preferred Stock. Between the date hereof and the Closing Time or the relevant Date of Delivery, as the case may be, the Company will not do or authorize any act or thing that would result in an adjustment of the fixed conversion rates (as defined in the General Disclosure Package) of the Preferred Stock.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, as may, in each case, be reasonably requested for use in connection with the offer and sale of the Securities and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Securities to the Underwriters and Common Stock issuable upon conversion thereof, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities, any Conversion Shares issued upon conversion of the Preferred Stock and any shares of Common Stock issued and paid as a dividend on the Preferred Stock under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of the Depositary, any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (for the avoidance of doubt, the Underwriters will pay or cause to be paid travel and lodging expenses of the representatives and officers of any Underwriter), and 50% of the cost of aircraft and other transportation chartered in connection with the road show and (viii) the fees and expenses incurred in connection with the listing of the Securities, the Conversion Shares and any shares of Common Stock issued and paid as a dividend on the Preferred Stock on the New York Stock Exchange. It is understood that, except as expressly provided in this Section 4 and Section 6, the Underwriters shall pay all their costs and expenses, including fees and disbursements of their counsel, and travel and other expenses of the Underwriters in connection with the sale and distribution of the Securities.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives, other than as a result of the occurrence of any event specified in clauses (ii), (iv), (v) or (vi) of Section 9(a), the Company shall reimburse the Underwriters for all of their reasonable, properly documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company and Negative Assurance Letter. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Morgan, Lewis & Bockius LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect set forth in Exhibit A-1-A hereto, together with signed or reproduced copies of such letter for each of the other Underwriters. At the Closing Time, the Representatives shall have received a negative assurance letter of Morgan, Lewis & Bockius LLP, counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect set forth in Exhibit A-1-B hereto.

(c) Opinion of Patricia M. Whaley. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Patricia M. Whaley, General Counsel of the Company, substantially to the effect set forth in Exhibit A-2 hereto together with signed or reproduced copies of such letter for each of the other Underwriters.

(d) Opinion of Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(e) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time (except to the extent such representations and warranties expressly relate to an earlier date, in which case, as of such earlier date), (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h) Approval of Listing. At the Closing Time, a number of Conversion Shares equal to the Maximum Number of Conversion Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(i) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule E hereto.

(j) Certification of Designation. The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware and shall have become effective.

(k) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. If requested by the Representatives, the favorable opinion of Morgan, Lewis & Bockius LLP, counsel for the Company, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and each otherwise to substantially the same effect as the opinion required by

Section 5(b) hereof. If requested by the Representatives, a negative assurance letter of Morgan, Lewis & Bockius LLP, counsel to the Company, dated such Date of Delivery and otherwise substantially to the same effect as the negative assurance letter required by Section 5(b) hereof.

(iii) Opinion of Patricia M. Whaley. If requested by the Representatives, the favorable opinion of Patricia M. Whaley, General Counsel of the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to substantially the same effect as the opinion required by Section 5(c) hereof.

(iv) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v) Bring-down Comfort Letter. If requested by the Representatives, a letter from Ernst & Young LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(m) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such customary closing documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, claim, damages or liabilities, joint or several whatsoever, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, General Disclosure Package, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending against any loss, claim, damage, liability or action as such expenses are incurred; provided, however, that this indemnity agreement shall not apply to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), any preliminary prospectus, any Issuer Free Writing Prospectus, or any Marketing Materials in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities (or actions in respect thereof) insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (except local counsel) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange (other than due to the circumstances described in clause (iv) of this Section 9(a)), or (iv) if trading generally on the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if within 24 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Defaulted Securities, then the Company shall be entitled to a further period of 24 hours (which may be waived by the Company) within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Defaulted Securities on such terms that are acceptable to the Company. If, after giving effect to any arrangements for the purchase of Defaulted Securities by a Representative or the Company as provided in the first sentence of this Section 10, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, and if neither the non-defaulting Underwriters nor the Representatives shall have made arrangements within the seven day period stated below for the purchase of all the Defaulted Securities under this Agreement at the Closing Time or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Initial Securities or the Option Securities, as the case may be, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD and Deutsche Bank Securities Inc. at 60 Wall Street, New York, New York 10005, Attention: Equity Capital Markets Syndicate (Fax: 212-797-9344); and notices to the Company shall be directed to it at 4701 West Greenfield Avenue, Milwaukee, Wisconsin 53214, attention of General Counsel.

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company , and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

The Company:

REXNORD CORPORATION

By:	/s/ Mark W. Peterson
	Name:	Mark W. Peterson
	Title:	Senior Vice President & Chief Financial Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

CREDIT SUISSE SECURITIES (USA) LLC DEUTSCHE BANK SECURITIES INC.

By: CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Orlando Knauss
	Name:	Orlando Knauss
	Title:	Managing Director

By: DEUTSCHE BANK SECURITIES INC.

By:	/s/ Andrew Yaeger
	Name:	Andrew Yaeger
	Title:	Managing Director

By:	/s/ Francis Windels
	Name:	Francis Windels
	Title:	Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

The initial public offering price per depositary share for the Securities shall be $50.00.

The purchase price per depositary share for the Securities to be paid by the several Underwriters shall be $48.4751, being an amount equal to the initial public offering price set forth above less $1.5249 per depositary share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Names of the Underwriters	Number of Initial Securities
Credit Suisse Securities (USA) LLC	2,892,099
Deutsche Bank Securities Inc	2,065,784
Barclays Capital Inc	688,597
Citigroup Global Markets Inc	688,597
Robert W. Baird & Co. Incorporated	275,436
SunTrust Robinson Humphrey, Inc	275,436
Mizuho Securities USA Inc	114,051

Total	7,000,000

SCHEDULE B

Pricing Terms

1. The Company is selling 7,000,000 depositary shares, each representing a 1/20th interest in a share of Preferred Stock.

2. The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,050,000 depositary shares, each representing a 1/20th interest in a share of Preferred Stock, to the extent the Underwriters sell more than the Initial Securities.

3. The initial public offering price per depositary share for the Securities shall be $50.00.

SCHEDULE C

Free Writing Prospectuses

Final Term Sheet dated December 1, 2016 and filed with the SEC on December 2, 2016

SCHEDULE D

1.	Latitude 23 Sul, LLC

2.	Zurn Asia Holdings Ltd. (Inactive)

3.	Krikles, Inc. (Inactive)

4.	Rexnord do Brasil Industrial Ltda

5.	Fontaine UK Ltd.

6.	Fontaine Holdings Limited

7.	Fontaine Europe SAS (Inactive)

8.	Rexnord Hong Kong Holdings Limited (Holding Company)

9.	Cambridge do Brasil Indústria e Comércio Ltda. (In Liquidation)

10.	VAG-Valves Middle East FZE (In Liquidation)

SCHEDULE E

List of Persons and Entities Subject to Lock-up

1.	Todd A. Adams

2.	Mark Peterson

3.	Patricia Whaley

4.	Kevin Zaba

5.	Craig Wehr

6.	Rodney Jackson

7.	George Powers

8.	Mark S. Bartlett

9.	Thomas Christopoul

10.	John M. Stropki

11.	John S. Stroup

12.	Theodore D. Crandall

13.	Paul W. Jones

14.	David C. Longren

15.	George C. Moore

16.	Robin A. Walker-Lee

17.	Matthew Stillings

18.	Sudhanshu Chhabra

Exhibit A-1-A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

1.	The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus, to execute and deliver the Underwriting Agreement and the Deposit Agreement, to issue, sell, and deliver the Securities and Conversion Shares, as contemplated by the Underwriting Agreement and the Certificate of Designations and to perform its obligations thereunder. The Company is duly qualified to do business as a foreign corporation in the jurisdictions listed opposite its name on Schedule I hereto.

2.	Each of the subsidiaries of the Company listed on Schedule I hereto (the “Delaware Subsidiaries”) is a corporation or limited liability company, as applicable, validly existing and in good standing under the laws of the state of Delaware, with the requisite corporate or limited liability company, as applicable, power and authority to own, lease and operate its respective properties and to conduct its respective business as described in the General Disclosure Package and the Prospectus. Each of the Delaware Subsidiaries is duly qualified to do business as a foreign corporation or limited liability company, as applicable, in the jurisdictions opposite its name on Schedule I hereto.

3.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company. The Deposit Agreement has been duly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.

4.	The Preferred Stock has been duly authorized by the Company for issuance and deposit and, when issued by the Company, may be freely deposited by the Company with the Depositary against issuance of the Securities and, upon filing of the Certificate of Designations, will be validly issued, fully paid and non-assessable and free of any preemptive rights pursuant to the Certificate of Incorporation or the DGCL. The Conversion Shares have been duly and validly reserved for issuance and, when and if issued upon conversion of the Preferred Stock in accordance with the Certificate of Designations, will be validly issued, fully paid and non-assessable.

5.	The Certificate of Designations has been duly authorized by the Company. The Certificate of Designations sets forth the rights, preferences and priorities of the Preferred Stock, and the holders of the Preferred Stock will have the rights set forth in the Certificate of Designations upon filing with the Secretary of State for the State of Delaware.

6.	The Securities have been duly authorized by the Company and, when the Preferred Stock is issued and deposited with the Depositary as contemplated by the Deposit Agreement, and when issued and sold by the Company, and delivered by the Depositary to, and paid for by, the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and free of any preemptive rights pursuant to the Certificate of Incorporation or the Delaware General Corporation Law (“DGCL”).

7.	The statements set forth under the caption “Description of Mandatory Convertible Preferred Stock,” “Description of Depositary Shares” and “Description of Capital Stock” in the General Disclosure Package and the Prospectus, insofar as such statements purport to summarize certain provisions of the Certificate of Incorporation or by-laws of the Company, the Certificate of Designations, the Deposit Agreement and the Underwriting Agreement provide a fair summary of such provisions in all material respects.

8.	As of the date hereof, the authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, $0.01 par value per share and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, including [●] shares of Preferred Stock. None of such Common Stock or Preferred Stock is subject to preemptive rights or other similar rights to acquire capital stock of the Company pursuant to the Certificate of Incorporation or the by-laws of the Company or under the DGCL or pursuant to any agreement or other instrument to which the Company is a party that is publicly filed as an exhibit to the Company’s reports heretofore filed with the Commission (the “Publicly Filed Documents”). There are no securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

9.	The Registration Statement has become effective under the Securities Act, and, to our knowledge, no stop order suspending its effectiveness has been issued by the Commission nor, to our knowledge, is a proceeding for that purpose pending before or contemplated by the Commission. Any required filing of the Prospectus pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by Rule 424.

10.	No consent, authorization, approval or order of or filing with any U.S. federal or New York State governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company in connection with the issuance and sale by the Company of the Securities pursuant to the Underwriting Agreement or the execution, delivery or performance of the Underwriting Agreement and the Deposit Agreement by the Company, other than such as previously have been obtained or made, including, without limitation, registration of the offer and sale of the Securities under the Securities Act; provided, however, that we express no opinion as to state securities or blue sky laws or foreign securities laws of the various jurisdictions in which the Shares are being offered by the underwriters thereof.

11.	The execution and delivery of the Underwriting Agreement and the Deposit Agreement by the Company do not, and the issuance and sale by the Company of the Securities pursuant to the Underwriting Agreement and performance by the Company of its obligations thereunder will not, (a) result in a violation of the Certificate of Incorporation or by-laws of the Company, or the certificate of incorporation, certificates of formation or limited liability company agreements of any of the Delaware Subsidiaries, (b) breach or result in a default under, any Publicly Filed Document, (c) result in a violation of the DGCL, any U.S. federal or New York state law, rule or regulation, or (d) to our knowledge, result in a violation of any decree, judgment or order of any U.S., Delaware or New York court to which the Company or any of its subsidiaries is a named party, except that we express no opinion in this paragraph 11 regarding any anti-fraud provisions of federal securities laws, or any state securities or “Blue Sky” laws and except that the provisions of the Underwriting Agreement providing for indemnification may be limited by public policy.

12.	The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

13.	The statements in the General Disclosure Package and the Prospectus under the caption “Material United States Federal Income Tax Considerations,” insofar as such statements constitute a summary of the U.S. federal tax laws or legal conclusions with respect to U.S. federal tax laws, are fair and accurate summaries thereof.

SCHEDULE I

Name	Foreign Qualifications

Rexnord Corporation, Inc.	Wisconsin

Delaware Subsidiaries

Chase Acquisition I, Inc.

RBS Global, Inc.

Rexnord LLC

Rexnord Funding, LLC

Rexnord Industries, LLC

RBS Acquisition Corp.

Rexnord-Zurin Holdings, Inc.

Cambridge International, Inc.

Rexnord International, Inc.

Precision Gear, LLC

Merit Gear, LLC

PT Components, Inc.

RBS China Holdings, L.L.C.

The Falk Service Corporation

Rexnord-Zurn Holdings, Inc.

Zurn Industries, LLC

GA Industries Holdings, LLC

OEI, Inc.

Zurco, Inc.

Zurn International, Inc.

VAG USA, LLC

Zurn PEX, Inc.

Krikles, Inc.

Exhibit A-1-B

FORM OF NEGATIVE ASSURANCE LETTER

TO BE DELIVERED PURSUANT TO SECTION 5(b)

We confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, each of the Registration Statement, at the time it became effective, and the Prospectus, as of its date and the date hereof, (except in each case as to the financial statements, schedules and other financial and accounting data, as to which we express no view), appeared or appears on its face to be appropriately responsive in all material respects to the applicable requirements of the United States Securities Act of 1933, as amended. Furthermore, subject to the foregoing, in the course of performing the services referred to above, nothing has come to our attention that has caused us to believe that (i) the Registration Statement, as of its most recent effective date under Rule 430B(f)(2) (which, for the purposes of this letter, is the date of the Underwriting Agreement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package, considered as a whole, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date, and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (a) we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and the Prospectus (except with respect to certain legal matters, as and to the extent set forth in paragraphs 7 and 12 in our opinion, dated the date hereof delivered to you pursuant to Section 5(b) of the Underwriting Agreement), and (b) we do not express any belief with respect to the financial statements, schedules and other financial and accounting data contained in the Registration Statement, the General Disclosure Package or the Prospectus.

Exhibit A-2

FORM OF OPINION OF PATRICIA M. WHALEY

TO BE DELIVERED PURSUANT TO SECTION 5(c)

REXNORD CORPORATION

4701 West Greenfield Avenue

Milwaukee, Wisconsin 53214

[            ], 2016

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

As representatives of the several Underwriters

named in Schedule A to the Underwriting Agreement

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Re:	Sale of Depositary Shares of Rexnord Corporation

Ladies and Gentlemen:

I am the Vice President, General Counsel and Secretary of Rexnord Corporation, a Delaware corporation (the “Company”). In connection with the sale of an aggregate of 7,000,000 depositary shares (the “Depositary Shares”) each representing an interest in a share of its Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), by the Company, pursuant to the terms of an underwriting agreement, dated December 1, 2016 (the “Underwriting Agreement”), among the Company and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives for the several Underwriters named on Schedule A thereto (the “Underwriters”), I have been asked to provide an opinion in my capacity as General Counsel of the Company. This opinion letter is furnished pursuant to Section 5(c) of the Underwriting Agreement. Except as otherwise indicated, capitalized terms used but not defined in this opinion letter have the same meanings given in the Underwriting Agreement.

In connection with this letter, I have examined originals or copies of those corporate, limited liability company and other records and documents that I considered appropriate, including the Underwriting Agreement.

I have also examined the registration statement of the Company on Form S-3ASR (File No. 333-193610) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on January 28, 2014 for the purpose of registering, among other things, the offer and sale of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), the base prospectus dated January 28, 2014 (the “Base Prospectus”) as supplemented by the preliminary prospectus supplement dated November 30, 2016 as filed with the Commission on November 30, 2016 (the “Preliminary Prospectus”) and the Base Prospectus as supplemented by the final prospectus supplement dated December 1, 2016 as filed with the Commission on [            ], 2016 (the “Final Prospectus”). The Preliminary Prospectus and the pricing information attached as B to the Underwriting Agreement are collectively referred to herein as the “General Disclosure Package.”

I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies. As to any facts that are material to the opinions hereinafter expressed that I did not independently establish or verify, I have relied without investigation upon consultations with or certificates of officers or directors of the Company and its subsidiaries and upon those certificates of public officials I considered appropriate.

Based upon the foregoing, and subject to the qualifications herein set forth, I am of the opinion, as of the date hereof, that:

1.	Each of the significant subsidiaries listed on Schedule I and Schedule II hereto (the “Significant Subsidiaries”) is in good standing or similar status under the laws of its state of incorporation and is qualified as a foreign corporation, limited liability company or other entity to do business and is in good standing or similar status in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, or results of operations of the Company and all of its subsidiaries taken as a whole.

2.	The outstanding shares of Common Stock of the Company (including the Shares) have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights under the Company’s certificate of incorporation or bylaws or the corporate law of the State of Delaware or any preemptive or other similar rights of any security holder of the Company of which I am aware.

3.	After inquiry of the members of the law departments and other appropriate officers of the Company and its subsidiaries, to the best of my knowledge, except as disclosed in the General Disclosure Package, there is no action, suit or proceeding which has been served upon the Company or any of its subsidiaries that is now pending or threatened in writing against or affecting the Company or any of its subsidiaries that is reasonably likely to result in any material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, or which is reasonably likely to materially and adversely affect the consummation of any of the transactions contemplated by the Underwriting Agreement.

4.	The statements regarding litigation in footnote 18 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and footnote 14 to the condensed consolidated financial statements in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, each incorporated by reference into the Final Prospectus, insofar as they summarize the matters referred to therein, fairly summarize such matters in all material respects.

5.	I do not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement which is not filed or incorporated by reference as required.

6.	Each document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement and Final Prospectus (except for financial statements, financial statement schedules and other financial and statistical data included, or incorporated by reference, in or omitted from any of them, as to which I express no opinion) appears on its face to comply in all material respects when so filed to the requirements of the Exchange Act and the rules and regulations under the Exchange Act.

In rendering the opinion set forth in paragraph 1, I have relied exclusively on certificates issued by appropriate state and local officials in each jurisdiction in which the Significant Subsidiaries’ ownership or lease of property or the conduct of their business requires that the Significant Subsidiaries be duly qualified to do business as a foreign corporation, except where the failure to be so qualified would not individually or in the aggregate, have a material adverse effect.

My opinion covers the federal laws of the United States of America and the internal laws of the State of Wisconsin. I express no opinion on the applicability, or the effect, of the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any other jurisdiction. Accordingly, to the extent that any laws of any jurisdiction other than the State of Wisconsin govern any of the matters as to which I express an opinion, I have assumed for purposes of this opinion, with your consent and without independent investigation, that the laws of such jurisdiction are identical to the state laws of Wisconsin, and I express no opinion as to whether such assumption is reasonable or correct.

This opinion is furnished by me as General Counsel for the Company, and may be relied upon by you as Underwriters, but is solely for your benefit as Underwriters. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance my prior written consent.

This opinion is expressly limited to the matters set forth above, and I render no opinion, whether by implication or otherwise, as to any other matters. I assume no obligations to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to my attention, or any future changes in laws.

Yours truly,

Patricia M. Whaley
Vice President, General Counsel and Secretary

Corporate Subsidiaries

CHASE ACQUISITION I, INC., a Delaware corporation

PRAGER INCORPORATED, a Louisiana corporation

RBS ACQUISITION CORPORATION, a Delaware corporation

RBS GLOBAL, INC., a Delaware corporation

REXNORD-ZURN HOLDINGS, INC., a Delaware corporation

LLC Subsidiaries

REXNORD FUNDING LLC, a Delaware limited liability company

REXNORD INDUSTRIES, LLC, a Delaware limited liability company

REXNORD LLC, a Delaware limited liability company

ZURN INDUSTRIES, LLC, a Delaware limited liability company

Exhibit B

FORM OF LOCK-UP FROM DIRECTORS AND EXECUTIVE OFFICERS

PURSUANT TO SECTION 5(j)

November 28, 2016

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

As representatives of the several Underwriters

named in Schedule A to the Underwriting Agreement

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Re:	Proposed Offering by Rexnord Corporation

Ladies and Gentlemen:

The undersigned, an officer and/or director of Rexnord Corporation, a Delaware corporation (the “Company”), understands that Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Deutsche Bank Securities Inc. (“Deutsche Bank”) (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several underwriters to be named therein with the Company, providing for the public offering of depositary shares (the “Securities”), each representing an interest in a share of its Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Credit Suisse and Deutsche Bank, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Securities, Preferred Stock or shares of the

Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”), other than the Registration Statement on Form S-3ASR (File No. 333-193610) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities without the prior written consent of Credit Suisse and Deutsche Bank, subject to the following conditions: (a) Credit Suisse and Deutsche Bank receive a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee, or transferee, as the case may be, (b) any such transfer shall not involve a disposition for value, (c) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (d) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts or by will or intestacy;

(ii)	to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	as a distribution to limited partners, members or stockholders of the undersigned;

(iv)	any transfer of shares of Securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted under this lock-up agreement;

(v)	as a forfeiture to the Company of shares of Securities to cover tax withholding obligations upon the vesting of restricted stock units and other equity based compensation granted to the undersigned pursuant to any employee stock option plan existing on the date of this Lock-Up Agreement;

(vi)	to the undersigned’s affiliates (as defined in Rule 12b-2 of the Exchange Act), including, without limitation, to the undersigned’s direct and indirect stockholders, members and partners and the undersigned’s direct and indirect subsidiaries, or to any investment fund or other entity controlled or managed by, or under common control or management with the undersigned; or

(vii)	as consideration for the exercise of a stock option.

Notwithstanding anything to the contrary herein, the foregoing restrictions shall not apply to (a) any transactions effected pursuant to a trading plan entered into by the undersigned that complies with Rule 10b5-1 under the Exchange Act for the sale or other disposition of Securities, Preferred Stock or Common Stock, provided that such plan is disclosed to Credit Suisse and Deutsche Bank prior to the signing hereof; or (b) the entry into a new trading plan that complies with Rule 10b5-1 under the Exchange Act for the sale or other disposition of Securities, Preferred Stock or Common Stock, provided that neither the Company nor the undersigned effects any public filing or report regarding such plan and no sale under such plan occurs prior to the expiration of this agreement. (or (c) the sale of 165,000 shares of Common Stock by Todd Adams, President and Chief Executive Officer of the Company received pursuant to the exercise of the options relating to such shares of Common Stock.)1

Notwithstanding any other provision contained herein, the undersigned shall be permitted to tender the Lock-Up Securities pursuant to a tender offer for all Common Stock or any other transaction, including, without limitation, a merger, consolidation or other business combination, involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the Lock-up Securities in connection with any such transaction, or vote any of the Lock-up Securities in favor of any such transaction), provided that all of the Lock-up Securities subject to this lock-up agreement that are not so transferred, sold, tendered or otherwise disposed of shall remain subject to this lock-up agreement; and provided, further, that it shall be a condition of any such transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, all of the undersigned’s Common Stock subject to this lock-up agreement shall remain subject to the restrictions herein.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned understands that, (i) if the Company notifies the undersigned and Credit Suisse in writing that it does not intend to proceed with the offering, or (ii) if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for, and delivery of, the Securities, this lock-up agreement shall be terminated and the undersigned shall be released from all its obligations hereunder.

[1]	Included solely in Todd Adam’s lock-up.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

[Signature page follows]

Very truly yours,

Signature:

Print Name: